 Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Boston Partners Investment Funds (Institutional Class and Investor Class), dated February 22, 2018, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Boston Partners Investment Funds, dated February 22, 2018, and to the incorporation by reference of our report dated October 30, 2017 in the Registration Statement of The RBB Fund, Inc. (Form N-1A) (Post-Effective Amendment No. 239 to File No. 33-20827) with respect to the financial statements and financial highlights of Boston Partners Small Cap Value Fund II, Boston Partners All-Cap Value Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, WPG Partners Small/Micro Cap Value Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund and Boston Partners Emerging Markets Long Short Fund (eight of the portfolios constituting The RBB Fund, Inc.) (the “Funds”), included in the Funds’ Annual Report to shareholders for the year ended August 31, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 21, 2018